The United States of America

(Seal of the United States of America)

CERTIFICATE OFREGISTRATION

PRINCIPAL REGISTER

The Mark shown in this certificate has been registered in the United States
Patent and Trademark Office to the named registrant.

The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the
Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Director of the
United States Patent and Trademark Office; and that the Applicant is entitled to
Registration of the Mark under the Trademark Act of 1946, as Amended.

A copy of the Mark and pertinent data from the-application are part of this certificate.

To avoid CANCELLATION of the registration, the owner of the
registration must submit a declaration of continued use or excusable non-use between the fifth and sixth years after the registration date. (See next page for more information.) Assuming such a declaration is properly filed, the registration will remain in force for ten (10) years, unless terminated by an order of the Commissioner for Trademarks or a federal court. (See next page for information on maintenance requirements for successive ten-year periods.)

                  Seal
United States Patient and
         Trademark Office
Department of Commerce

/s/ Signature

Director of the United States Patent and Trademark Office

Int. Cl.: 29

Prior U.S. Cl.: 46
Reg. No. 3,424,563
United States Patent and Trademark Office                         Registered May 6, 2008

TRADEMARK
PRINCIPAL REGISTER

Active X

ACTIVE HEALTH FOODS, INC. (CALIFORNIA                                                                                                     THE MARK CONSISTS OF STANDARD CHAR-
     CORPORATION)                                                                                     ACTERS WITHOUT CLAIM TO ANY PARTICULAR
6185 MAGNOLIA AVENUE, SUITE 403                                                                                                FONT, STYLE, SIZE, OR COLOR.
RIVERSIDE, CA 92506
     NO CLAIM IS MADE TO THE EXCLUSIVE
     FOR: NUT BASED ORGANIC FOOD BAR ALSO                                                                                                           RIGHT TO USE “ACTIVE”, APART FROM THE
CONTAINING OATS, SEEDS, AND/ OR BERRIES,                                                                                                           MARK AS SHOWN.
IN CLASS 29 (U.S. CL. 46).
     SN 78-878,398, FILED 5-7-2006

     FIRST USE 9-1-2006; IN COMMERCE 9-1-2006.                                                                                                           CHRISTIE B. KING, EXAMINING ATTORNEY